EXHIBIT 99.1

                                  NEWS RELEASE

FOR:            TRUMP ENTERTAINMENT RESORTS, INC. (NASDAQ NMS: TRMP)

CONTACT: DALE BLACK, EVP, CHIEF FINANCIAL OFFICER, (609) 449-5556 OR JOHN BURKE, EVP, TREASURER, (212) 891-1500

FOR RELEASE:    THURSDAY, MARCH 2, 2006

                       TRUMP ENTERTAINMENT RESORTS REPORTS
                    2005 FOURTH QUARTER AND YEAR END RESULTS

O    COMPANY COMPLETES YEAR OF MAJOR CHANGES

O REPORTS FOURTH QUARTER NET LOSS OF ($0.73) PER SHARE COMPARED TO ($3.34) IN FOURTH QUARTER 2004

O    2006 TO BE YEAR OF FOCUS ON OPERATIONS, CONSTRUCTION, AND DEVELOPMENT

ATLANTIC CITY, NJ - Trump Entertainment Resorts, Inc. (the "Company") (NASDAQ
NMS: TRMP) today reported its operating results for the fourth quarter ended December 31, 2005. The Company's loss from continuing operations was ($26.1) million or ($0.86) per share for the quarter ended December 31, 2005, compared to the ($108.9) million loss or ($3.64) per share of our Predecessor Company for the quarter ended December 31, 2004. Net loss, including the results of our discontinued operations, was ($22.1) million or ($0.73) per share in the fourth quarter of 2005 versus a net loss of ($99.8) million or ($3.34) per share in the fourth quarter of 2004.

For the period from May 20, 2005 (the effective date of the Company's reorganization) through December 31, 2005, loss from continuing operations was ($36.3) million or ($1.19) per share. Net loss, including the results of our discontinued operations was ($26.5) million or ($0.87) per share.

Donald J. Trump, Chairman of the Board commented, "2005 was a year of tremendous accomplishment for Trump Entertainment Resorts. The reorganization in May, which resulted in the Company achieving a much more favorable capital structure, was the catalyst for a series of significant events that have us excited about the future. We began by restructuring the management team with several proven leaders in the gaming industry. Through this team, we are implementing a series of operational changes at our properties. We completed the sale of Trump Indiana, which together with our available credit facilities, has allowed us to initiate an aggressive capital plan to improve and expand our facilities. I am very excited about the Company's prospects in 2006 and beyond."

 A summary of results follows:

                                              REORGANIZED                     PREDECESSOR
                                                COMPANY                         COMPANY
                                             ---------------                ---------------
                                                    THREE MONTHS ENDED DECEMBER 31,
                                             ----------------------------------------------
In millions except per share data                 2005                            2004
                                             ---------------                ---------------
     Net revenues                            $        234.7                 $        236.7
     Adjusted EBITDA                                   27.5                           41.0
     Income (loss) from operations                      6.8                          (50.4)
     (Loss) from continuing operations                (26.1)                        (108.9)
     Discontinued operations                            4.0                            9.1
     Net (loss)                                       (22.1)                         (99.8)
     Basic and diluted share data
       Continuing operations                 $        (0.86)                $        (3.64)
       Discontinued operations                         0.13                           0.30
                                             ---------------                ---------------
                                             $        (0.73)                $        (3.34)
                                             ===============                ===============

As a result of our reorganization effective in May 2005, the comparability of our operating results from continuing operations for the fourth quarter of 2005 versus fourth quarter 2004 were impacted by the following items:

     1. Overall interest expense decreased by $25.0 million from $57.2 million to $32.2 million due to the decrease in debt levels and interest rates.

     2. Depreciation and amortization decreased by $8.1 million from the revaluation of our assets on May 20, 2005.

     3. Our fourth quarter 2005 loss from continuing operations includes a minority interest benefit of $6.5 million.

     4. The provision for income taxes includes a non cash charge-in-lieu of income taxes of $8.7 million.

Significant expenses impacting the loss from continuing operations during the fourth quarter of 2005 and 2004 and for the period from May 20, 2005 through December 31, 2005 are as follows:

                                                                                                          PREDECESSOR
                                                              REORGANIZED COMPANY                           COMPANY
                                                    ------------------------------------------         -------------------
                                                     FOR THE PERIOD
                                                       FROM MAY 20,           THREE MONTHS               THREE MONTHS
                                                         2005 TO                 ENDED                       ENDED
                                                    DECEMBER 31, 2005        DECEMBER 31, 2005          DECEMBER 31, 2004
                                                    -----------------        -----------------          -----------------

Reorganization expenses and related costs           $          9.1          $          1.4              $          59.3
Stock-based compensation expense                               1.7                     1.7                            -
Development costs                                              5.1                     1.1                          0.8
Severance and management recruitment costs                     3.3                     3.0                            -
Property tax reserve                                             -                       -                          8.0
                                                    ---------------         ---------------             ----------------
                                                    $         19.2          $          7.2              $          68.1
                                                    ===============         ===============             ================

The Company reported adjusted EBITDA of $27.5 million on net revenues of $234.7 million in the fourth quarter of 2005 compared to adjusted EBITDA of $41.0 million in 2004 on net revenues of $236.7 million.

Adjusted EBITDA is EBITDA excluding reorganization expenses and related costs, development costs, severance costs and property tax reserve. EBITDA and Adjusted EBITDA are not Generally Accepted Accounting Principles ("GAAP") measurements, but are commonly used in the gaming industry as measures of performance and as a basis for valuation of gaming companies. Refer to the selected financial information accompanying this press release for a reconciliation of income from operations to Adjusted EBITDA.

Mark Juliano, the Company's Chief Operating Officer commented, "Our fourth quarter financial statements continue to reflect matters associated with the Company's reorganization and as a result, generally, are not comparable to prior periods. While revenues decreased in the fourth quarter we are beginning to see the impact of the change in our marketing strategy as promotional allowances decreased by $10.7 million. While these changes have negatively impacted revenue and profitability in the short term, they are designed to enable us to realize margin improvements going forward. We began the process of making the necessary operating and cultural changes at our properties with the expectation that it would take approximately 18 months before we would see the full benefits. I believe we are on track to meet this timeframe with the changes we have implemented, in conjunction with the additional changes we have planned. To date, we have streamlined the management structure at our properties and have begun the process of implementing a renewed focus on how we spend our marketing dollars. In 2006, we will continue to modify and refine our marketing efforts and will implement a data warehouse which will allow us to build programs around our most profitable customers, we will implement further operating efficiencies through the introduction of centralized scheduling and yield management systems. As part of our renewed emphasis on customer service, we will also initiate customer courtesy and leadership training programs at our three casinos."

The Company indicated that fourth quarter results are also impacted by costs associated with the changes made to streamline the management structure at the properties and complete the management team at the corporate office, increased utilities costs and costs connected with the Company's development efforts in Philadelphia.

James B. Perry, Chief Executive Officer and President added, "With the sale of Trump Indiana closing in December 2005, we had in excess of $228.5 million in cash and cash equivalents at December 31, 2005, and had $200 million available under the revolving credit portion of our credit facility and $150 million available under the delayed draw term loan. In December, we announced the first phase of our capital improvement plan to spend some $110 million on the reinvigoration of our properties. This plan will include projects at all three of our properties, including improved restaurant and retail venues, more exciting casino floors, improved meeting and convention space and rethemed entertainment areas, as well as completing the renovation of all our rooms and suites. In addition, we plan to commence construction of a new tower at the Taj Mahal in June 2006, which should enable us to maximize operating results by taking advantage of existing capacity on the gaming floor and in our restaurant and convention facilities."

Perry concluded, "In addition, we continue to look for growth opportunities beyond Atlantic City, both domestic and internationally, that would enable us to lever the Trump brand. We are excited about the prospects of our proposed casino in Philadelphia and are preparing for the first set of public hearings to be held in April 2006. We are also actively pursuing a potential venture in Johnston, Rhode Island, near Providence. While this project would be several years in the future, we believe it could prove to be a great growth opportunity for Trump Entertainment Resorts if expanded gaming is approved in Rhode Island. Additionally, we are continuing to look for opportunities that will allow us to introduce the Trump brand to other gaming markets and diversify our cash flows."

Both the operating results prior to the effective date of the Company's plan of reorganization on May 20, 2005 ("Effective Date") and for the period commencing on the Effective Date through December 31, 2005 are reflected in the attached statements of operations. To facilitate analysis and comparison with the prior year, the results of the Company's operating entities have been combined to include both the prior period and the period following the Effective Date for the year ended December 31, 2005 in the attached supplemental schedules.

2006 OUTLOOK:
-------------

The Company announced the following relating to expected financial performance in 2006:

     1. The Company expects to begin to see year over year gains in revenues towards the end of the first quarter as a result of the initial operational and marketing changes that have been implemented. The Company expects to see improvements in EBITDA from these changes beginning sometime in the second quarter.

     2. The Company expects stock based compensation expense for 2006 to be approximately $5 million. Stock based compensation is a non cash operating expense.

     3. Depreciation expense should be approximately $75 million for the year ended December 31, 2006.

     4. Interest expense for 2006 will be approximately $120 million to $125 million.

     5. In 2006, the Company expects to record a total provision for income taxes of $9 million to $11 million including a non cash charge-in-lieu of taxes of $4 million to $5 million.

     6.   Capital expenditures are expected to be as follows:

          Retheming and updating capital                 $75 to $85 million
          Taj Mahal expansion                            $25 to $30 million
          Maintenance and technology                     $55 to $65 million
                                                        --------------------
          2006 estimated range                          $155 to $180 million
                                                       =====================

     7. The above mentioned items are being supplied under the assumption that there will be no material changes in economic conditions, applicable legislation or regulation, world events or other circumstances beyond the Company's control that may adversely affect the Company's results of operations or financial condition.

CONFERENCE CALL:
----------------

The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Thursday, March 2, 2006 during which management will discuss the results and other matters addressed in the earnings release. Members of the financial community and interested investors are welcome to participate in the conference call by calling toll free (800) 289-0494, or (913) 981-5520 for callers outside the United States and Canada, not earlier than 15 minutes before the call is scheduled to begin.

A replay of the conference call will be available until midnight on Sunday, March 5, 2006. The replay number is toll free (888) 203-1112, or (719) 457-0820 for callers outside the United States and Canada. The replay code is 8743667.

ABOUT OUR COMPANY:
------------------

Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company's properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company's Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump's real estate and other holdings.

                PSLRA Safe Harbor for Forward-Looking Statements
                      and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to the Company's or its subsidiaries' performance, trends in the Company's or its subsidiaries' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could," "can" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements, including but not limited to: the ability to fund and execute the Company's master plan for the Company's Atlantic City properties; the ability to obtain slot licenses in Philadelphia or other locations or develop such sites; the effects of our recently completed bankruptcy cases; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; the effects of environmental and structural building conditions relating to the Company's properties; access to available and feasible financing and insurance; changes in laws, regulations or accounting standards, insurance premiums and relations with third parties; approvals and decisions of courts, regulators and governmental bodies and the results of any litigation; judicial decisions, legislative referenda and regulatory actions, including gaming and tax-related actions; the ability of the Company's customer-tracking programs and marketing to continue to increase or sustain customer loyalty; the Company's ability to recoup costs of capital investments through higher revenues; the ability to use the "Trump" name; acts of war or terrorist incidents; high energy and gasoline prices and adverse winter weather conditions; abnormal gaming hold percentages; the effects of competition, including locations of competitors and operating and market competition; and the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular.

The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company's management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

                                       ###

                                                                      Schedule 1

                        TRUMP ENTERTAINMENT RESORTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                                  REORGANIZED COMPANY        PREDECESSOR COMPANY
                                                 --------------------- --------------------------------
                                                     MAY 20, 2005       JANUARY 1, 2005   YEAR ENDED
                                                       THROUGH             THROUGH        DECEMBER 31,
                                                   DECEMBER 31, 2005     MAY 19, 2005        2004
                                                 --------------------- ----------------- --------------
REVENUES:
  Gaming                                         $            663,140  $        398,409  $   1,069,463
  Rooms                                                        48,257            26,360         75,996
  Food and beverage                                            77,806            44,198        127,348
  Other                                                        26,833            12,809         42,608
                                                 --------------------- ----------------- --------------
                                                              816,036           481,776      1,315,415
  Less promotional allowances                                (188,254)         (117,337)      (312,477)
                                                 --------------------- ----------------- --------------
Net revenues                                                  627,782           364,439      1,002,938

COSTS AND EXPENSES:
  Gaming                                                      307,384           186,545        498,449
  Rooms                                                        17,922             9,805         27,040
  Food and beverage                                            26,592            13,767         41,887
  General and administrative                                  186,582            93,732        250,526
  Depreciation and amortization                                37,434            35,753         95,091
  Reorganization expense (income)
   and related costs                                            9,058           (25,967)        59,281
  Debt renegotiation costs                                          -                 -          2,857
                                                 --------------------- ----------------- --------------
                                                              584,972           313,635        975,131
                                                 --------------------- ----------------- --------------
Income from operations                                         42,810            50,804         27,807

NON-OPERATING INCOME (EXPENSE):
  Interest income                                               2,151               836          1,105
  Interest expense                                            (79,602)          (85,678)      (225,119)
  Interest expense - related party                                  -            (1,184)        (2,941)
  Other non-operating income, net                                  97                 -          1,076
                                                 --------------------- ----------------- --------------
                                                              (77,354)          (86,026)      (225,879)
                                                 --------------------- ----------------- --------------
Loss before income taxes, discontinued
   operations, extraordinary item and
   minority interest                                          (34,544)          (35,222)      (198,072)
Provision for income taxes                                    (11,421)           (2,074)        (5,697)
Minority interest                                               9,631                 -              -
                                                 --------------------- ----------------- --------------
LOSS FROM CONTINUING OPERATIONS                               (36,334)          (37,296)      (203,769)
                                                 --------------------- ----------------- --------------
Income from discontinued operations:
   Trump Indiana                                               15,658           142,959         20,857
   Provision for income taxes                                  (2,839)          (24,211)       (21,858)
   Minority interest                                           (3,013)                -              -
                                                 --------------------- ----------------- --------------
   Trump Indiana, net of income taxes
    and minority interest                                       9,806           118,748         (1,001)
   Trump 29                                                         -                 -          7,480
   Gain of termination of Trump 29
    management contract                                             -                 -          6,000
                                                 --------------------- ----------------- --------------
Income from discontinued operations                             9,806           118,748         12,479
                                                 --------------------- ----------------- --------------
(Loss) income before extraordinary item                       (26,528)           81,452       (191,290)
Extraordinary gain on extinguishment of debt                        -           196,932              -
                                                 --------------------- ----------------- --------------
NET (LOSS) INCOME                                $            (26,528) $        278,384  $    (191,290)
                                                 ===================== ================= ==============

Continuing operations                            $              (1.19) $          (1.25) $       (6.82)
Discontinued operations                                          0.32              3.97           0.42
Extraordinary gain on extinguishment of debt                        -              6.59              -
                                                 --------------------- ----------------- --------------
BASIC NET (LOSS) INCOME PER SHARE                $              (0.87) $           9.31  $       (6.40)
                                                 ===================== ================= ==============
Continuing operations                            $              (1.19) $          (1.25) $       (6.82)
Discontinued operations                                          0.32              3.97           0.42
Extraordinary gain on extinguishment of debt                        -              6.59              -
                                                 --------------------- ----------------- --------------
DILUTED NET (LOSS) INCOME PER SHARE              $              (0.87) $           9.31  $       (6.40)
                                                 ===================== ================= ==============
WEIGHTED AVERAGE SHARES OUTSTANDING:
  BASIC                                                    30,533,041        29,904,764     29,904,764
  DILUTED                                                  30,533,041        29,904,764     29,904,764

                                                                      Schedule 2

                        TRUMP ENTERTAINMENT RESORTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)



                                                 REORGANIZED COMPANY  PREDECESSOR COMPANY
                                                 -------------------- --------------------
                                                    THREE MONTHS         THREE MONTHS
                                                        ENDED               ENDED
                                                  DECEMBER 31, 2005     DECEMBER 31, 2004
                                                 -------------------- --------------------
REVENUES:
  Gaming                                         $           248,760  $           256,625
  Rooms                                                       18,251               18,691
  Food and beverage                                           27,574               30,341
  Other                                                        7,963                9,648
                                                 -------------------- --------------------
                                                             302,548              315,305
  Less promotional allowances                                (67,888)             (78,580)
                                                 -------------------- --------------------
Net revenues                                                 234,660              236,725

COSTS AND EXPENSES:
  Gaming                                                     118,761              121,444
  Rooms                                                        7,603                6,779
  Food and beverage                                            9,476               10,068
  General and administrative                                  75,494               66,298
  Depreciation and amortization                               15,175               23,290
  Reorganization expense (income) and
   related costs                                               1,387               59,281
                                                 -------------------- --------------------
                                                             227,896              287,160
                                                 -------------------- --------------------
Income (loss) from operations                                  6,764              (50,435)

NON-OPERATING INCOME (EXPENSE):
  Interest income                                              1,235                  514
  Interest expense                                           (32,247)             (57,209)
  Other non-operating income, net                                 32                 (404)
                                                 -------------------- --------------------
                                                             (30,980)             (57,099)
                                                 -------------------- --------------------
Loss before income taxes, discontinued
   operations, extraordinary item and
   minority interest                                         (24,216)            (107,534)
Provision for income taxes                                    (8,375)              (1,383)
Minority interest                                              6,487                    -
                                                 -------------------- --------------------
LOSS FROM CONTINUING OPERATIONS                              (26,104)            (108,917)
                                                 -------------------- --------------------
Income from discontinued operations:
   Trump Indiana                                               6,721                2,443
   Provision for income taxes                                 (1,547)                (900)
   Minority interest                                          (1,216)                   -
                                                 -------------------- --------------------
   Trump Indiana, net of income taxes
    and minority interest                                      3,958                1,543
   Trump 29                                                        -                1,583
   Gain of termination of Trump 29
    management contract                                            -                6,000
                                                 -------------------- --------------------
Income from discontinued operations                            3,958                9,126
                                                 -------------------- --------------------
NET (LOSS) INCOME                                $           (22,146) $           (99,791)
                                                 ==================== ====================

Continuing operations                            $             (0.86) $             (3.64)
Discontinued operations                                         0.13                 0.30
                                                 -------------------- --------------------
BASIC NET INCOME PER SHARE                       $             (0.73) $             (3.34)
                                                 ==================== ====================
Continuing operations                            $             (0.86) $             (3.64)
Discontinued operations                                         0.13                 0.30
                                                 -------------------- --------------------
DILUTED NET INCOME PER SHARE                     $             (0.73) $             (3.34)
                                                 ==================== ====================
WEIGHTED AVERAGE SHARES OUTSTANDING:
  BASIC                                                   30,551,509           29,904,764
  DILUTED                                                 30,551,509           29,904,764

                                                                      Schedule 3

                        TRUMP ENTERTAINMENT RESORTS, INC.
                         SELECTED FINANCIAL INFORMATION
                             SUMMARY OPERATING DATA
                                 (In thousands)

                                                                         PREDECESSOR
                                                                             AND
                                         REORGANIZED     PREDECESSOR     REORGANIZED      PREDECESSOR
                                           COMPANY         COMPANY         COMPANY(1)       COMPANY
                                       ---------------  --------------  --------------  ---------------
                                             Three Months Ended                   Year Ended
                                             December 31, 2005                 December 31, 2005
                                       -------------------------------  -------------------------------
                                             2005             2004            2005            2004
                                       ---------------  --------------  --------------  ---------------
Gaming revenues:
     Trump Taj Mahal                   $      126,603   $     118,658   $     512,741   $      496,350
     Trump Plaza                               68,290          76,711         299,651          312,867
     Trump Marina                              53,867          61,256         249,157          260,246
                                       ---------------  --------------  --------------  ---------------
        Total                          $      248,760   $     256,625   $   1,061,549   $    1,069,463
                                       ===============  ==============  ==============  ===============

Net revenues:
     Trump Taj Mahal                   $      118,736   $     110,328   $     477,703   $      470,030
     Trump Plaza                               62,661          68,789         273,391          284,763
     Trump Marina                              53,263          57,608         241,127          248,145
                                       ---------------  --------------  --------------  ---------------
        Total                          $      234,660   $     236,725   $     992,221   $    1,002,938
                                       ===============  ==============  ==============  ===============

Income (loss) from operations:
     Trump Taj Mahal                   $       16,198   $       7,495   $     173,360   $       58,454
     Trump Plaza                               (1,197)         (3,770)         32,232           15,610
     Trump Marina                               5,256          (6,214)        (11,205)          17,669
     Corporate & other                        (13,493)        (47,946)       (100,773)         (63,926)
                                       ---------------  --------------  --------------  ---------------
        Total                          $        6,764   $     (50,435)  $      93,614   $       27,807
                                       ===============  ==============  ==============  ===============

Depreciation and amortization:  (2)
     Trump Taj Mahal                   $        8,319   $      12,699   $      38,552   $       49,269
     Trump Plaza                                4,198           4,605          18,725           23,484
     Trump Marina                               2,614           5,950          15,738           22,256
     Corporate & other                             44              36             172               82
                                       ---------------  --------------  --------------  ---------------
        Total                          $       15,175   $      23,290   $      73,187   $       95,091
                                       ===============  ==============  ==============  ===============

Reorganization expense (income)
  and related expenses:
     Trump Taj Mahal                   $            -         $ 2,697      $ (104,487)         $ 2,697
     Trump Plaza                                   16           1,795         (17,433)           1,795
     Trump Marina                                  20          10,722          42,116           10,722
     Corporate & other                          1,351          44,067          62,895           44,067
                                       ---------------  --------------  --------------  ---------------
        Total                          $        1,387        $ 59,281       $ (16,909)        $ 59,281
                                       ===============  ==============  ==============  ===============

(1) For the purpose of selected financial information, we have combined the period from January 1, 2005 to May 19, 2005 (Predecessor Company) and the period from May 20, 2005 to December 31, 2005 (Reorganized Company) into the year ended December 31, 2005. This combination was performed, as we believe it provides, for the best comparison of our operating performance for the respective periods. Differences result from the preparation of financial statements and related information of different bases of accounting.

(2) Depreciation and amortization for the year ending December 31, 2005 reflects an overall reduction due to the writedown of property and equipment to its appraised value in conjunction with our fresh-start accounting.

                                                                      Schedule 4

                        TRUMP ENTERTAINMENT RESORTS, INC.
                         SELECTED FINANCIAL INFORMATION
                  RECONCILIATION OF NET LOSS TO ADJUSTED EBIDTA
                                  (In millions)
                                                 REORGANIZED      PREDECESSOR
                                                   COMPANY          COMPANY
                                                --------------  --------------
                                                     Three Months Ended
                                                      December 31, 2005
                                                ------------------------------
                                                      2005             2004
                                                --------------  --------------

  Income from operations                                  6.8           (50.4)

  Depreciation and amortization                          15.2            23.3

  Reorganization expense and related costs                1.4            59.3

  Development costs                                       1.1             0.8

  Severance and management recruitment costs              3.0               -

  Property tax reserve                                      -             8.0
                                                --------------  --------------

ADJUSTED EBITDA (1)                             $        27.5   $        41.0
                                                ==============  ==============

(1) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. We calculate "Adjusted EBITDA" as income from operations plus depreciation and amortization, reorganization expense and related costs, development costs, severance and management recruitment costs, and property tax reserve. EBITDA measures are presented solely as a supplemental disclosure because management believes it is 1) a widely used measure of operating performance in the gaming industry, 2) a principal basis for valuation of gaming companies and 3) is used as a basis for determining compliance with our credit facility. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes it is useful in understanding the lack of comparability between the Predecessor and Reorganized companies.

     Adjusted EBITDA should not be construed as an alternative to GAAP-based financial measures such as operating income, an indicator of our operating performance, or cash flows from operating activities, a measure of our liquidity. We have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA.